Exhibit 10.1

AMENDMENT NO. 1 TO

EQUITY DISTRIBUTION AGREEMENT

October 26, 2022

This Amendment No. 1 (“Amendment No. 1”) amends that certain Equity Distribution Agreement, dated as of March 22, 2022 (the “Agreement”), by and between Ondas Holdings Inc. (the “Company”) and Oppenheimer & Co. Inc., as agent and/or principal (the “Agent”). Defined terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Agreement.

WITNESSETH THAT:

WHEREAS, Section 15 of the Agreement permits the Company and the Agent to amend the Agreement;

WHEREAS, the Agreement allowed for the issuance and sale of an aggregate offering price of up to $50,000,000;

WHEREAS, the Company and the Agent have determined to decrease the aggregate offering price to an amount up to $40,000,000;

WHEREAS, on the date hereof, the Company has filed a new ATM Prospectus relating to an aggregate offering price of up to $40,000,000; and

WHEREAS, the Company and the Agent now desire to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Agent agree as follows:

1.	The definition of Maximum Amount contained in Section 1 of the Agreement shall refer to $40,000,000 instead of $50,000,000.

2.	Section 15 of the Agreement is supplemented and amended such that this Amendment No. 1 and the Agreement, as amended hereby, constitute the entire agreement of the parties to the Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof and thereof.

3.	This Amendment No. 1 shall be deemed effective on the date first set forth above.

4.	Except as amended hereby, the Agreement as now in effect is ratified and confirmed hereby in all respects. For the avoidance of doubt, this Amendment No. 1 and all of its provisions shall be deemed to be a part of the Agreement, as amended hereby.

5.	This Amendment No. 1 shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Amendment No. 1 and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

[Signature page follows.]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

ONDAS HOLDINGS INC.

By:	/s/ Eric A. Brock
	Name:	Eric A. Brock
	Title:	Chairman and Chief Executive Officer

The foregoing Amendment is hereby confirmed and accepted by the Agent in New York, New York as of the date first above written.

OPPENHEIMER & CO. INC.

By:	/s/ Peter Bennett
	Name:	Peter Bennett
	Title:	Managing Director

[Signature Page to Amendment No. 1]